                                                                EXHIBIT 10.14(b)


                 BARRY'S JEWELERS EXECUTIVE COMPENSATION PACKAGE
     COMPARISON OF TERMS REVISED BY DEBTOR (9/3/97) AND BANK GROUP (9/12/97)

PART ONE - BASE SALARY

EXECUTIVE             BARRY'S BASE                 LENDERS' BASE
---------             ------------                 -------------
Merksamer             $  400,000                    $  400,000
Healey                   275,000                       275,000
McCullough               225,000                       225,000
Haggar                   165,000                       165,000
Edgel                    120,000                       120,000
                      ----------                    ----------

         Totals       $1,185,000                    $1,185,000


PART TWO - ANNUAL BONUS PARAMETERS(a)

 %     BARRY'S PARAMETERS                       %        LENDERS' PARAMETERS
---    ------------------                      ---       -------------------
50%    Payable if Barry's achieves its FYE     50%       Payable if Barry's achieves projected
       EBITDA target. Monthly and year-                  EBITDA for the FYE 5/31/98 based on
       end EBITDA targets to be                          audited numbers(a)
       established by debtor and approved
       by the board.

50%    Payable if debtor achieves its target   10%       *Match or exceed 11/30/97 projected
       for aggregate cash, eligible A/R,                 Inventory Levels(b).
       and eligible inventory as of the end    10%       *Match or exceed 12/31/97 projected cash
       of the calendar year. Targets have                deposit, receivable and Inventory Levels.
       been approved by the court in           10%       *Match or be lower than 12/31/97
       connection with the cash collateral               projected G&A expenses.
       stipulation.                            10%       *Total Availability(c) at end of February
                                                         1998 of $4.1 Million and payables are
                                                         maintained within agreed upon vendor
                                                         terms as of February 1998.

                                               10%       Receipt of 1.4x amount of inventory returned
                                                         by November 1997 and at end of February 1998.

(a) Projected EBITDA will be determined by Barry's board of directors. The Bank Group and Committees will be provided with a written notice by November 1, 1997 of the forecasted EBITDA monthly and for the fiscal year ending 5/31/98 and shall have the right to object to such projections and have the Court determine the reasonableness of the EBITDA projections.

(b) Inventory Levels is defined as owned plus consigned inventory as set forth in the Budget annexed to the Amended Cash Collateral Stipulation.

(c) Total Availability is defined as excess (or deficit) availability under the borrowing base plus total cash balances.

PART THREE (A) - ANNUAL BONUS CAP (a)

EXECUTIVE            BARRY'S CAP          LENDERS' CAP
---------            -----------          ------------
Merksamer             100% ($400,000)      100% ($400,000)
Healey                 75% ($206,250)       75% ($206,250)
McCullough             60% ($135,000)       60% ($135,000)
Haggar                 50%  ($82,500)       50%  ($82,500)
Edgel                  33%  ($40,000)       33%  ($40,000)
                            --------             --------

   Totals                   $863,750             $863,750

(a)  Calculated as a percentage of Barry's Base Salary.

PART THREE (B) - EXECUTIVE'S EMPLOYMENT TERMINATED BY COMPANY WITHOUT CAUSE OR BY THE EXECUTIVE FOR GOOD REASON OR DUE TO DEATH OR DISABILITY

EXECUTIVE            BARRY'S BONUS (a)            LENDERS' BONUS (b)
---------            -----------------            ------------------
Merksamer             100%  ($400,000)            100%  ($400,000)
Healey                 75%  ($206,250)             75%  ($206,250)
McCullough             60%  ($135,000)             60%  ($135,000)
Haggar                 50%   ($82,500)             50%   ($82,500)
Edgel                  33%   ($40,000)             33%   ($40,000)
                             --------                    --------

   Totals                    $863,750                    $863,750

(a) This full Annual Bonus will be payable WHETHER OR NOT any calendar year-end or fiscal year-end targets have been achieved. Bonus amounts are based on the Annual Bonus Cap for each executive. Bonus will be due and payable on the Date of Termination. Bonuses are based on the annual bonus cap for each employee.

(b) This full annual bonus will be payable IF AND ONLY if (i) the fiscal year end 5/31/98 targets have been achieved or (ii) (x) in the event of a change in control of the company at a time when the company is a going concern or (y) death or disability of an executive, provided, in either event, that any applicable Annual Bonus parameters at such time have been met. Bonus amounts are based on the Annual Bonus Cap for each executive.


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
PART THREE (C) - EXECUTIVE'S EMPLOYMENT TERMINATED BY COMPANY FOR CAUSE OR BY THE EXECUTIVE WITHOUT GOOD REASON

EXECUTIVE                BARRY'S BONUS (a)         LENDERS' BONUS (b)
---------                -----------------         ------------------
Merksamer                100% ($400,000)
Healey                    75% ($206,250)
McCullough                60% ($135,000)                (None)
Haggar                    50%  ($82,500)
Edgel                     33%  ($40,000)
                               --------

    Total                      (Varies)

(a) The amount of the bonus for each executive will be a pro-rated portion of the executive's Annual Bonus Cap. Figures shown here are the maximum possible bonus each executive could receive. This bonus will be payable on the date(s) on which such amounts would have been due had termination not occurred and will be payable ONLY IF calendar year-end or fiscal year-end targets are achieved.

(b) No bonus would be paid because new management would have to be hired. "Cause" is assumed to be malfeasance or misfeasance.

PART THREE (D) - BONUS IF EXECUTIVE NOT TERMINATED PRIOR TO CONFIRMATION AND CONFIRMATION OCCURS PRIOR TO THE END OF ANY FISCAL YEAR

EXECUTIVE            BARRY'S BONUS (a)            LENDERS' BONUS
---------            -----------------            --------------
Merksamer             100% ($400,000)
Healey                 75% ($206,250)             Same as Part Three (B).
McCullough             60% ($135,000)             It is understood, however,
Haggar                 50%  ($82,500)             that the FYE 5/31/98 condition
Edgel                  33%  ($40,000)             set forth in footnote (b)(i) of
                            --------              Part Three (B) would be prospective.
   Total                    (Varies)

(a) The executive's employment agreement will terminate on the Confirmation Date. The executive will be entitled to his full annual bonus amount for the fiscal year, payable in full for the fiscal year ended 5/31/98 and prorated for any fiscal year thereafter, provided that the Company has achieved its year-to-date EBITDA target up to the month prior to the Confirmation. Bonuses are based on the annual bonus cap for each employee.


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
PART FOUR (A) - CONFIRMATION BONUS (a)

EXECUTIVE        BARRY'S BONUS (b)            LENDERS' BONUS (c)
---------        -----------------            ------------------
                                      Before 5/l/98        5/1/98-6/30/98       7/1/98-9/30/98
Merksamer        1.5x ($600,000)      1.25x ($500,000)     l.0x ($400,000)     .75x ($300,000)
Healey           1.0x ($275,000)      1.25x ($343,750)     1.0x ($275,000)     .75x ($206,250)
McCullough       1.0x ($225,000)      1.25x ($282,250)     1.0x ($225,000)     .75x ($168,750)
Haggar           1.0x ($165,000)      1.25x ($206,250)     1.0x ($165,000)     .75x ($123,750)
Edgel            1.0x ($120,000)      1.25x ($150,000)     1.0x ($120,000)     .75x ($ 90,000)
                     ----------            ----------          ----------            --------

  Total              $1,385,000            $1,481,250          $1,185,500            $888,750

(a)        Based on a percentage of Barry's Base Salary.

(b) If the Confirmation Date is after 5/31/98, potential bonuses are reduced by 5% per month, including the month in which the Confirmation Date occurs. Confirmation bonuses are based on Barry's Base Salary schedule.

(c) Confirmation bonus is based on (i) the entry of an confirmation order of a plan of reorganization (provided that the sole conditions to the effective date of the confirmed plan are tied to the performance of a third party) on the above dates, and (ii) demonstration of capacity on confirmation date to finance seasonal working capital requirements in the form of an asset based working capital facility that contains market advance rates and market collateral eligibility parameters.


PART FOUR (B) - BONUS IF EXECUTIVE TERMINATED PRIOR TO CONFIRMATION BY COMPANY WITHOUT CAUSE OR BY THE EXECUTIVE FOR GOOD REASON (a)

EXECUTIVE        BARRY'S BONUS (b)     LENDERS' BONUS
---------        -----------------     --------------
Merksamer        1.5x ($600,000)       Same as Part Four (A); provided, however
Healey           1.0x ($275,000)       if the executive terminates his or her
McCullough       1.0x ($225,000)       employment because Barry's has been sold
Haggar           1.0x ($165,000)       pursuant to section 363 of the Bankruptcy
Edgel            1.0x ($120,000)       Code prior to confirmation of a plan of
                     ----------        reorganization and a plan is confirmed
       Total         $1,385,000        within the frames set forth in Part
                                       Four (A), the applicable Confirmation
                                       Bonus in Part Four (A) will be due.

(a) Good Reason would include a sale of Barry's under section 363 of the Bankruptcy Code.

(b)        If termination occurs for Cause or by the Executive without Good
           Reason, the

        Confirmation Bonus will not be payable; however, due to the Executive's death or Disability, this bonus will be prorated. Bonuses are based on each executive's annual salary.

PART FOUR (C) - BONUS IF EXECUTIVE TERMINATED PRIOR TO CONFIRMATION BY COMPANY WITH CAUSE OR BY THE EXECUTIVE WITHOUT GOOD REASON

No bonus would be paid because new Management would have to be hired. Cause is assumed to be malfeasance or misfeasance.


PART FIVE - STOCK OPTIONS
No stock options or warrants shall be included in the management agreements. Stock options can be negotiated in connection with a Plan of Reorganization. The debtor has agreed to this requirement in its most recent proposal.


PART SIX - TERM OF EMPLOYMENT
In the original executive management contract motion, the Employment Agreements extend through 5/31/00, subject to automatic renewal thereafter. The debtor has proposed to terminate the Employment Agreements upon confirmation of a plan of reorganization and eliminate the clause about automatic renewals.

PART SEVEN - NON-COMPETITION CLAUSES
The Employment Agreements include non-competition and non-solicitation provisions for Mr. Merksamer only. The debtor proposes to remove these provisions from Mr. Merksamer's Employment Agreement, regardless of the reason for termination.


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